Exhibit 99.1

PHH Corporation Announces Results of Tender Offers and Consent Solicitations as of the Early Tender Deadline

MOUNT LAUREL, N.J.—July 3, 2017—PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced results as of the Early Tender Deadline (as defined below) of its previously announced cash tender offers (the “Offers”) and consent solicitations (the “Consent Solicitations”), with respect to any and all of its outstanding 7.375% Senior Notes Due 2019 (the “2019 Notes”) and 6.375% Senior Notes Due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”) and the entry into the Supplemental Indentures (as defined below) with respect to the Notes.

The Offers and the Consent Solicitations are described in and were made pursuant to the terms and conditions set forth in the offer to purchase and consent solicitation statement dated June 19, 2017 (the “Offer to Purchase and Consent Solicitation Statement”). Capitalized terms used in this release and not defined herein have the meanings given them in the Offer to Purchase and Consent Solicitation Statement.

As of 5:00 p.m., New York City time, on June 30, 2017 (the “Early Tender Deadline”), (i) $177,454,000 aggregate principal amount of the 2019 Notes had been validly tendered and not withdrawn, which represented approximately 64.53% of the outstanding aggregate principal amount of the 2019 Notes, and (ii) $318,407,000 aggregate principal amount of the 2021 Notes had been validly tendered and not withdrawn, which represented approximately 93.65% of the outstanding aggregate principal amount of the 2021 Notes. On July 3, 2017, the Company accepted for purchase and payment all of the Notes that were validly tendered and not withdrawn on or prior to the Early Tender Deadline.

Following receipt of the consent of the holders of at least a majority in aggregate principal amount of the outstanding 2019 Notes, on July 3, 2017, the Company executed a fourth supplemental indenture to the indenture governing the 2019 Notes (the “2019 Supplemental Indenture”), and following receipt of the consent of the holders of at least a majority in aggregate principal amount of the outstanding 2021 Notes, on July 3, 2017, the Company executed a fifth supplemental indenture to the indenture governing the 2021 Notes (the “2021 Supplemental Indenture” and, together with the 2019 Supplemental Indenture, the  “Supplemental Indentures”). The Supplemental Indentures reflect the Proposed Actions (as defined in the Offer to Purchase and Consent Solicitation Statement), which eliminate or modify substantially all of the restrictive covenants as well as certain events of default and other provisions contained in each of the indentures governing the Notes, give effect to the consent to the Sales (as defined in the Offer to Purchase and Consent Solicitation Statement) and waive any potential default that may occur resulting from the Sales. The Supplemental Indentures will become operative upon payment by the Company with respect to the Notes, which is expected to be the date hereof. The Supplemental Indentures will bind all holders of the Notes, including those that do not give their consent.

Holders of Notes who tendered their 2019 Notes on or prior to the Early Tender Deadline will receive $1,100.00 per $1,000 principal amount of the 2019 Notes validly tendered (which included the early tender payment of $30.00 per $1,000 principal amount of the 2019 Notes), plus any accrued and unpaid interest from the most recent interest payment date for the 2019 Notes to, but not including, July 3, 2017.  Holders of Notes who tendered their 2021 Notes on or prior to the Early Tender Deadline will receive $1,031.88 per $1,000 principal amount of the 2021 Notes validly tendered (which included the early tender payment of $30.00 per $1,000 principal amount of the 2021 Notes), plus any accrued and unpaid interest from the most recent interest payment date for the 2021 Notes to, but not including, July 3, 2017. The Company will settle the transactions on the date hereof.

Holders who validly tender their 2019 Notes after the Early Tender Deadline, but on or prior to 11:59 p.m., New York City time, on July 17, 2017, unless extended or earlier terminated by the Company (the “Expiration Date”), shall receive the tender offer consideration equal to $1,070.00 per $1,000 principal amount of the 2019 Notes, plus any accrued and unpaid interest on the 2019 Notes from the most recent interest payment date for the 2019 Notes to, but not including, the payment date for such Notes. Holders who validly tender their 2021 Notes after the Early Tender Deadline, but on or prior to the Expiration Date, shall receive the tender offer consideration equal to $1,001.88 per $1,000 principal amount of the 2021 Notes, plus any accrued and unpaid interest on the 2021 Notes from the most recent interest payment date for the 2021 Notes to, but not including, the payment date for such Notes.

The Consent Solicitations remain open for the submission of consents by holders of the Notes until the Expiration Date. Notes tendered pursuant to the Offers and the Consent Solicitations may no longer be withdrawn because the withdrawal rights expired on the date hereof when the Supplemental Indentures were executed. Subject to applicable law, the Company may extend, amend or terminate an Offer and Consent Solicitation.

Citigroup Global Markets Inc. (“Citigroup”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) are the Dealer Managers in connection with the Offers and the Consent Solicitations. For additional information regarding the terms of the Offers and the Consent Solicitations, please contact: Citigroup at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or Credit Suisse at (800) 820-1653 (toll free) or (212) 325-2476 (collect). Requests for documents may be directed to Global Bondholder Services Corporation, which is acting as the information agent and tender agent for the Offers and the Consent Solicitations, at (866) 470-4200 (toll-free).

This press release does not constitute a Consent Solicitation and shall not be deemed a solicitation of consents with respect to any other securities of the Company.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage. Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States. PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

PHH Corporation
Investors
Hugo Arias, (856) 917-0108
hugo.arias@phh.com
or
Media
Dico Akseraylian, (856) 917-0066
dico.akseraylian@phh.com